Exhibit 24.1

Power of Attorney

Each of the undersigned Directors of XPEL, Inc., a Nevada corporation (the “Company”), hereby constitutes and appoints Barry R. Wood with full power to act, his true and lawful attorney-in-fact and agent of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution and resubstitution, to sign and file with the proper authorities any and all documents in connection with this Registration Statement on Form S-8, including amendments thereto, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 30th day of June, 2025.

/s/ Stacey L. Bogart
Stacey L. Bogart, Director

/s/ Richard K. Crumly
Richard K. Crumly, Director

/s/ Michael A. Klonne
Michael A. Klonne, Director

/s/ John F. North
John F. North, Director